Exhibit 4.3

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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No.: 1
CUSIP: 74365A AJ0
ISIN: US74365AAJ07

Principal Amount $28,750,000
as revised by the Schedule of Increases and
Decreases of Global Note attached hereto

Protalix BioTherapeutics, Inc.
7.50% Senior Secured Convertible Notes due 2024

Protalix BioTherapeutics, Inc., a Delaware corporation (the “Company”), promises to pay to Cede & Co., or registered assigns, the principal amount of $28,750,000 (as revised by the Schedule of Increases and Decreases of Global Note attached hereto) on the Maturity Date (as defined in the within-mentioned Indenture).

Interest Payment Dates: March 1 and September 1, beginning on March 1, 2022.

Record Dates: February 15 and August 15 of each year (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

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PROTALIX BIOTHERAPEUTICS, INC.

By:
Name:	Eyal Rubin
Title:	Senior Vice President and Chief Financial Officer

By:
Name:	Dror Bashan
Title:	President and Chief Executive Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon Trust Company, N.A., as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.
By:
Title:
Dated:

REVERSE OF NOTE

Protalix BioTherapeutics, Inc.
7.50% Senior Secured Convertible Notes due 2024

This Note is one of a duly authorized issue of notes of Protalix BioTherapeutics, Inc. (the “Company”), designated as its 7.50% Senior Secured Convertible Notes due 2024 (the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of the Issue Date (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”), The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) registrar, paying agent and conversion agent and Wilmington Savings Fund Society, FSB, as collateral agent (the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Registrar, the Paying Agent, the Conversion Agent, the Collateral Agent, the Company, the Guarantors and the Holders. Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Indenture, and the terms of the Notes include those stated in the Indenture and those incorporated into the Indenture. Notwithstanding anything herein to the contrary, to the extent that any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and control. The Notes and the related Note Guarantees and the obligations of the Company and the Guarantors are secured obligations of the Company and the relevant Guarantors. The Notes, the related Note Guarantees and the obligations of the Company and the Guarantors are secured by the Collateral pursuant to the Security Documents referred to in the Indenture.

1.Interest. This Note will bear interest at a rate equal to 7.50% per annum. Interest on this Note will accrue from the most recent date to which interest has been paid or provided for, or, if no interest has been paid or provided for, August 24, 2021. Interest will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2022. Each payment of interest on this Note will include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, August 24, 2021) through, and including, the day before the applicable Interest Payment Date.

Pursuant to Section 4.03(d) and Section 4.04 of the Indenture, in certain circumstances, the Company will pay Special Interest and Additional Interest, respectively, on this Note.

Pursuant to Section 2.03 of the Indenture, in certain circumstances, the Company will pay Default Interest on Defaulted Amounts with respect to this Note.

2.Method of Payment. The Company will promptly make all payments on this Note on the dates and in the manner provided herein and in the Indenture. Payments on Notes represented by a Global Note (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will pay principal of, and any Fundamental Change Repurchase Price or

Redemption Price for, Definitive Notes at the office or agency designated by the Company for such purpose. Interest on Definitive Notes will be made as described in Section 2.03, except that any payment of interest due on the Maturity Date will be made at the office or agency designated by the Company for such purpose. All cash payments on this Note will be made in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.Paying Agent, Conversion Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. will act as the Trustee, Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar, provided that the Company will maintain at least one Paying Agent, Conversion Agent and Registrar in the continental United States. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.Repurchase By the Company at the Option of the Holder. At the option of the Holder, and subject to the terms and conditions of the Indenture, upon the occurrence of a Fundamental Change, each Holder will have the right, at its option, to require the Company to repurchase for cash all of its Notes, or any portion of its Notes having a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Notes to be purchased plus accrued and unpaid interest, if any, to but excluding, the Fundamental Change Repurchase Date, unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company will instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to Error! Reference source not found. of the Indenture. To exercise its purchase right, a Holder must comply with the procedures set forth in Error! Reference source not found. of the Indenture.

5.Redemption at the Option of the Company. From time to time prior to the Maturity Date, the Company may redeem, in cash at the applicable Redemption Price, (a) on or after March 31, 2023, any or all of the Notes if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Redemption Notice Date exceeds 130% of the applicable Conversion Price on each applicable Trading Day or (b) all (and not less than all) of the Notes then outstanding if, at any time after the Issue Date, the aggregate principal amount of Notes then outstanding is less than 15% of the aggregate principal amount of Notes issued on the Issue Date. Any Redemption Notice must be given to the Holders of the Notes not less than 25 nor more than 30 Scheduled Trading Days prior to the applicable Redemption Date. The Company may not designate a Redemption Date that falls during or within three Business Days after the end of a Make-Whole Adjustment Period. The Redemption Price that the Company will pay for any Notes is set forth in the Indenture.

6.Conversion. Subject to, and upon compliance with, the provisions of Error! Reference source not found. of the Indenture, a Holder may, at its option, convert all of its Notes, or any portion of its Notes having a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, into cash, Common Stock, or a combination thereof, at the election of the Company, as provided in Error! Reference source not found. of the Indenture, based on the Conversion Rate. Notes may not be converted after the Close of Business on the Business Day immediately preceding the Maturity Date (or, for any Notes called for redemption by the Company upon exercise of its Optional Redemption right, after the Close of Business on the second Business Day immediately preceding the applicable Redemption Date). Section 10.13 of the Indenture imposes a limitation on the number of shares of Common Stock that may be received by a beneficial owner upon conversion of the Notes.

7.Ranking and Collateral. The Notes and the Note Guarantees are general senior secured obligations of the Company and the Guarantors, respectively, and are pari passu in right of payment with all existing and future Indebtedness of the Company and the Guarantors that is not, by its terms, expressly subordinated in right of payment to the Notes or Note Guarantees. The security interests securing the Notes and the Note Guarantees will be, other than as set forth in the Indenture and the Security Documents, first in priority to any and all security interests.

8.Denominations; Transfer; Exchange. The Notes are in fully registered form, without coupons, in minimum denominations of $1,000 of principal amount and in integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes (i) in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased), (ii) after the Company has delivered a Notice of Redemption (except to the extent that Notes are converted or the Company fails to pay the Redemption Price in accordance with Article 11 of the Indenture) or (iii) in respect of which a Conversion Notice has been given (except, in the case of a Note to be converted in part, the portion of the Note not to be converted).

9.Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture permits the Indenture, the Notes, the Note Guarantees and any Security Documents to be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. In certain circumstances, the Company and the Trustee may also amend or supplement the Indenture, the Notes, the Note Guarantees or any Security Documents without the consent of any Holder. Subject to certain exceptions, the Indenture permits the waiver of certain Events of Default or the noncompliance with certain provisions of the Indenture, the Notes, the Note Guarantees and any Security Documents with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes.

In addition, (x) any amendment to, or waiver of, the provisions of the Indenture, the Notes, the Note Guarantees or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Note Liens or (y) any changes in the provisions of the Indenture or any material change in the provisions in the Security Documents, in each case dealing with the application of proceeds of Collateral upon exercise of remedies with respect to such Collateral that adversely affects the Holders, shall require the consent of the Holders of at least 66 and 2/3% in aggregate principal amount of the Notes then outstanding under the Indenture (including any consents obtained in connection with a tender offer or exchange for the Notes).

10.Defaults and Remedies. Subject to the immediately following paragraph, if an Event of Default specified in the Indenture occurs and is continuing, the Trustee, by delivering a written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by delivering a written notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately by delivering notice to the Company. In addition, certain specified Events of Default will cause the Notes to become immediately due and payable without the Trustee or Holders taking any action.

Holders may not enforce the Indenture, the Notes, the Note Guarantees and any Security Documents except as provided in the Indenture. The Trustee and the Collateral Agent may each refuse to enforce the Indenture, the Notes, the Note Guarantees and any Security Documents unless it receives indemnity or security satisfactory to it. Holders of a majority of the principal amount of the then outstanding Notes may direct the Trustee and the Collateral Agent in its exercise of any trust or power, subject to certain limitations set forth in the Indenture. Subject to certain exceptions, the Trustee may withhold from Holders notice of any continuing Event of Default or Default if it determines that withholding notice is in their interest.

11.Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

12.Unclaimed Money or Notes. The Trustee and the Paying Agent will return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remain unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

13.Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

14.Calculations in Respect of Notes. Except as otherwise provided in the Indenture, the Company will be responsible for making all calculations called for under the Notes and the Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Price of the Common Stock or any other security, the amount and type of consideration due upon the conversion of any Note, accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.

The Company will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on all Holders.

15.No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Guarantor will not have any liability for any obligations of the Company or the Guarantors under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes

16.Authentication. This Note will not be valid until an authorized signatory of the Trustee signs the Trustee’s certificate of authentication on the other side of this Note manually, electronically or by facsimile.

17.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

18.GOVERNING LAW. THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

19.CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures and the International Securities Identification Numbers Organisation, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in any notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note. Requests may be made to:

Protalix BioTherapeutics, Inc.
2 Snunit Street, Science Park
P.O. Box 455
Carmiel 2161401, Israel
Attention: Eyal Rubin

CONVERSION NOTICE

PROTALIX BIOTHERAPEUTICS, INC.
7.50% SENIOR SECURED CONVERTIBLE NOTES DUE 2024

To convert this Note, check the box 

To convert the entire principal amount of this Note, check the box 

To convert only a portion of the principal amount of this Note, check the box  and here specify the principal amount to be converted, which principal amount must equal $1,000 or an integral multiple of $1,000 in excess thereof:

$
Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

OPTION OF HOLDER TO ELECT PURCHASE

The Bank of New York Mellon Trust Company, N.A.,

4655 Salisbury Road, Suite 300

Jacksonville, FL  32256
Attention: Corporate Trust

[Include for repurchases pursuant to Section 3.01:

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Protalix BioTherapeutics, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not occur during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.]

[Include for repurchases pursuant to Section 4.14(c):

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Protalix BioTherapeutics, Inc. (the “Company”) as to the Specified Proceeds Offer and specifying the Specified Proceeds Offer Purchase Date and requests and instructs the Company to pay to the Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Specified Proceeds Offer Purchase Date does not occur during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Specified Proceeds Offer Purchase Date.]

Principal amount to be repaid (if less than all): $ ,000

CUSIP/ISIN: ___________________

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Initial Principal Amount of Global Note: $28,750,000

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Custodian